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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 6, 2002
                                                         ----------------


                           ACCLAIM ENTERTAINMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                                       0-16986                                   38-2698904
                   --------                                       -------                                   ----------
(State or other jurisdiction of incorporation)             (Commission File No.)                 (IRS Employer Identification No.)

               One Acclaim Plaza
              Glen Cove, New York                                                                           11542-2709
              -------------------                                                                           ----------
   (Address of Principal Executive Offices)                                                                 (Zip Code)


       Registrant's telephone number, including area code: (516) 656-5000
                                                           --------------



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ITEM 5.  OTHER EVENTS

On February 6, 2002, Acclaim Entertainment, Inc. (the "Company") entered into an agreement to retire certain of its 10% Convertible Subordinated Notes due 2002 (the "Notes") representing an aggregate principal amount of $3,400,000 (plus interest), in exchange for 956,000 shares of its common stock.

The excess of the fair value of the common stock issued over the principal amount of the Notes and accrued interest amounting to approximately $180,000 will be recorded as an extraordinary loss on the early retirement of the Notes in the second quarter of fiscal 2002.

As a result of this retirement, the Company will have reduced the outstanding principal balance of the Notes to approximately $21,500,000.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibits: 99.1 Acclaim Entertainment, Inc. Press Release, dated February 6,
2002.





























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                                   SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           ACCLAIM ENTERTAINMENT, INC.


                                           By:  /s/ Gerard F. Agoglia
                                               --------------------------------
                                           Name:    Gerard F. Agoglia
                                           Title:   Executive Vice President
                                                    and Chief Financial Officer
Date:    February 8, 2002



























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